SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 12, 2002
(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	000-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 – 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:
(253) 850-3500

ITEM 5.    Other Events

Flow International Corporation issued a press release announcing the appointment of Richard P. Fox to its Board of Directors. The company also announced that Michael R. O’Brien, Chief Financial Officer, will leave the company to take a position with a Seattle-based medical device company. Finally, the company announced that the search for a CEO is proceeding well.

ITEM 7.    Exhibits

99.1	Press release dated November 12, 2002.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2002	FLOW INTERNATIONAL CORPORATION

	By:	/S/ JOHN S. LENESS
John S. Leness

3